Exhibit 99.1

VSee Health Awarded Teleradiology Services Agreement with Premier, Inc.

SAN JOSE, Calif. -- December 18, 2024 --VSee Health, Inc. (Nasdaq: VSEE), a provider of comprehensive telehealth services that customize workflow streams and enhance patient care, has been awarded a national group purchasing agreement for teleradiology services with Premier, Inc., a leading technology-enabled healthcare improvement company. Effective September 1, 2024, the new agreement, allows Premier members, at their discretion, to take advantage of special pricing and terms pre-negotiated by Premier for VSee Health’s teleradiology services.

“Our teleradiology services are uniquely designed to address the complex and evolving demands of modern healthcare systems,” said Imo Aisiku, M.D., Co-CEO of VSee Health. “As many health systems continue to face resource constraints and specialist shortages in the wake of the COVID-19 pandemic, this agreement enables us to further expand access to our scalable, cutting-edge telehealth solutions. With teleradiology already gaining significant traction, we are excited to extend this essential service to Premier’s expansive network, ensuring greater access to high-quality care.”

Teleradiology services are transforming radiology practice by enabling the remote interpretation of medical imaging, which expedites diagnostics and treatment planning. VSee Health’s teleradiology solutions leverage high-definition video and advanced image-sharing technology to provide radiologists with seamless connectivity to healthcare teams and patients from any location, driving improved patient outcomes and creating operational efficiencies for hospitals and imaging centers.

The teleradiology market is a key driver within the expanding global radiology sector, which was valued at $30.0 billion in 2023 and is projected to reach $48.5 billion by 2031, growing at a CAGR of 6.20%. This growth reflects the increasing demand for advanced diagnostic capabilities and remote imaging solutions. The rise of teleradiology is transforming healthcare delivery by ensuring radiology services are accessible to underserved areas, reducing delays in diagnosis, and enabling real-time consultations. By aligning with these trends, VSee Health is strategically positioned to capture market share and deliver value through its innovative, scalable telehealth solutions.

Premier is a leading technology-driven healthcare improvement company, providing solutions to two-thirds of all healthcare providers in the U.S. Playing a critical role in the rapidly evolving healthcare industry, Premier unites providers, suppliers, payers and policymakers to make healthcare better with national scale, smarter with actionable intelligence and faster with novel technologies. With integrated data and analytics, collaboratives, supply chain solutions, consulting and other services, Premier enables better care and outcomes at a lower cost.

About VSee

VSee Health’s AI telehealth platform is the fastest way for enterprises to go from ideation to market go-live. Field-hardened on over 1.5M HIPAA-compliant video encounters every month, its customizable telehealth building blocks each meet stringent government security standards and are ready to scale. VSee Health has traveled for field deployments to over 50 countries such as Iraq, Syria, Marshall Islands and El Salvador. Its clients include NASA Space Station, US Department of Health and Human Services, McKesson, Magellan, DaVita, GE, countless startups, and the entire country of Qatar.

VSee Health also provides tailored solutions for critical shortage areas such as critical care and teleradiology. It is committed to empowering high quality healthcare access and reducing physician burnout and workforce shortages through its telehealth technology. Visit vseehealth.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the Company’s ability to regain compliance with Nasdaq’s listing rules within the required timeframe. These statements are based on current expectations on the date of this press release and involve a number of risks and uncertainties that may cause actual results to differ significantly, including those risks set forth in the Company’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and other documents filed with the SEC. Copies of such filings are available on the SEC’s website at www.sec.gov. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

Contacts

Media:

VSee Health

Anne Chang

1-626-513-1824

media@vsee.com

Investor:

Dave Gentry

RedChip Companies

1-407-644-4256

VSEE@redchip.com